                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this registration statement of our reports dated July 31, 1998 related to USEC Inc.'s balance sheets and the related statements of income and cash flows and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen LLP


Washington, D.C.
February 2, 1999